January 26, 1999



Summit Bancorp.
301 Carnegie Center
P.O. Box 2066
Princeton, New Jersey  08543-2066

         Re: Registration Statement on Form S-3 for 700,000 Shares of the Common
             Stock, par value $.80 per share, of Summit Bancorp. to be issued under the Summit Bancorp. Dividend Reinvestment and Stock Purchase Plan


Gentlemen:

         This opinion is given in connection with the filing of the Registration Statement on Form S-3 (the "Registration Statement") by Summit Bancorp. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the sale by the Company to the public, under the terms and conditions of the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), of an aggregate of 700,000 shares of the Common Stock, par value $.80 per share, of the Company (the "Shares").

         I have acted as counsel for the Company in connection with the filing of the Registration Statement. In so acting, I have made such investigation including the examination of originals or copies, certified to my satisfaction, of such corporate documents and instruments as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In connection therewith I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as originals or photostatic copies. As to questions of fact material to such opinion I have relied upon representations of officers or representatives of the Company.

         Based upon the foregoing, I am of the opinion that the Shares will be, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, validly issued and fully paid and non-assessable under the laws of the State of New Jersey.

         I hereby consent to use of this opinion as an Exhibit to the Registration Statement. I further consent to any and all references to me in the Prospectus which is part of said Registration Statement.

                                               Very truly yours,

                                               /s/ RICHARD F. OBER, JR.
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